UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2020

SAExploration Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or other jurisdiction of incorporation)

001-35471

(Commission file number)

27-4867100

(IRS Employer Identification No.)

1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

(281) 258-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	SAEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement

Asset Purchase Agreements

On January 10, 2020 (the “Closing Date”), SAExploration, Inc. (“SAE”), a wholly-owned subsidiary of SAExploration Holdings, Inc. (the “Company”), ALASKAN Seismic Ventures LLC (“ASV” and, collectively with SAE, the “Sellers”) and TGS-NOPEC Geophysical Company ASA (“TGS”) entered into an Asset Purchase Agreement for the Aklaq and Kuukpik Surveys (the “Aklaq/Kuukpik Purchase Agreement”), and SAE and TGS entered into an Asset Purchase Agreement for the CRD Surveys (the “CRD Purchase Agreement” and, collectively with the Aklaq/Kuukpik Purchase Agreement, the “Purchase Agreements”). Pursuant to the Purchase Agreements, the Sellers sold seismic data and related assets for the Aklaq, Kuukpik and CRD Surveys (the “Assets”) to TGS.

Pursuant to the Aklaq/Kuukpik Purchase Agreement, the Sellers agreed to sell the portion of the Assets specified therein (the “Aklaq/Kuukpik Survey Data”) to TGS for a purchase price payable as follows: (i) $14.5 million paid to SAE on behalf of the Sellers in cash on the Closing Date, and (ii) earn-out payments (the “Earn-Out Amount”) in an amount of up to $5 million to be paid to SAE on behalf of the Sellers based on the licensing fees related to the licensing of the Aklaq/Kuukpik Survey Data following the Closing Date in an amount in excess of $15 million of licensing fees. The Aklaq/Kuukpik Purchase Agreement also provides TGS with a right of first refusal to purchase certain assets from the Sellers for a period of four years following the Closing Date.

Pursuant to the CRD Purchase Agreement, SAE agreed to sell the portion of the Assets specified therein for a purchase price of $500,000 paid to SAE in cash on the Closing Date.

The Purchase Agreements contains certain representations and warranties regarding the capacity of the parties to enter into the Purchase Agreements and to consummate the transactions contemplated thereunder, as well as with respect to the ownership of the Assets.

The Sellers have generally agreed to indemnify TGS for breaches of warranties contained in the Aklaq/Kuukpik Purchase Agreement and SAE has generally agreed to indemnify TGS for breaches of warranties contained in the CRD Purchase Agreement, in each case subject to certain survival periods and other limitations. In addition, under the Aklaq/ Kuukpik Purchase Agreement, the Sellers have retained all liabilities relating to periods prior to the Closing Date, and under the CRD Purchase Agreement, SAE has retained all liabilities relating to periods prior to the Closing Date.

The foregoing description of the Purchase Agreements is a summary only and is qualified in its entirety by reference to the complete text of the Aklaq/Kuukpik Purchase Agreement and the CRD Purchase Agreement, attached as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.

Sellers’ Agreement

In connection with their entry into the Aklaq/Kuukpik Purchase Agreement, the Sellers entered into an agreement (the “Sellers’ Agreement”) with respect to the Sellers’ post-closing indemnification obligations under the Aklaq/Kuukpik Purchase Agreement. The Sellers’ Agreement also provides that SAE will receive all of the proceeds paid or payable under the Aklaq/Kuukpik Purchase Agreement, which proceeds will be credited by SAE towards outstanding amounts owed to it by ASV.

The foregoing description of the Sellers’ Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Sellers’ Agreement, attached as Exhibit 10.3 hereto, and incorporated herein by reference.

Amendments to Debt Financing Agreements

In connection with the entry into the Purchase Agreements and the consummation of the transactions thereunder, the Company, SAE and certain of the Company’s other subsidiaries entered into the following amendments to the Company’s debt financing agreements, in order to, among other things, consent to and permit the consummation of the transactions contemplated under the Purchase Agreements and the Sellers’ Agreement, to release liens on the Assets, and to provide for the application of the net proceeds of the Purchase Agreements to repay a portion of outstanding indebtedness:

•

Amendment No. 6 to the Third Amended and Restated Credit and Security Agreement dated as of January 10, 2020 (the “ABL Amendment”), by and among SAExploration, Inc., as the borrower, the Company, the guarantors party thereto, and certain lenders constituting the Required Lenders thereunder;

•

Amendment No. 10 to the Term Loan and Security Agreement dated as of January 10, 2020 (the “Term Loan Amendment”), by and among the Company, the guarantors party thereto, and certain lenders constituting the Required Lenders thereunder; and

•

Second Supplemental Indenture dated as of January 10, 2020 (the “Supplemental Indenture”), by and among the Company, the guarantors party thereto, Wilmington Savings Fund Society, FSB, as trustee and collateral trustee, and the holders party thereto.

The foregoing descriptions of the ABL Amendment, the Term Loan Amendment and the Supplemental Indenture are summaries only and are qualified in their entirety by reference to the complete text of (i) the ABL Amendment, attached as Exhibit 10.4 hereto, (ii) the Term Loan Amendment, attached as Exhibit 10.5 hereto, and (iii) the Supplemental Indenture, attached as Exhibit 10.6 hereto.

Amendment to Warrant Agreement

On January 13, 2020, the Company entered into an amendment (the “Warrant Agreement Amendment”) to that certain Warrant Agreement (the “Warrant Agreement”) dated as of December 11, 2019, by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent. The Warrant Agreement Amendment revised the definition of “Shareholder Approval” contained in the Warrant Agreement.

The foregoing description of the Warrant Agreement Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Warrant Agreement Amendment, attached as Exhibit 10.7 hereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above regarding the Purchase Agreements and the sale of the Assets is also responsive to Item 2.01 of this Current Report on Form 8-K and is incorporated by reference into this Item 2.01.

Item 8.01	Other Events

As previously disclosed, the Company received notices from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) on August 16, 2019 and November 19, 2019 stating that because the Company had not timely filed its Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2019 and September 30, 2019 (the “Delinquent Filings”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires listed companies to timely file all required public financial reports with the Securities and Exchange Commission.

On January 10, 2020, the Company received a letter from Nasdaq stating that, based on Nasdaq’s further review and the materials submitted to Nasdaq by the Company, Nasdaq has granted the Company an extension to file the Delinquent Filings and regain compliance with the Listing Rule on or before February 11, 2020.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Asset Purchase Agreement for the Aklaq and Kuukpik Surveys, dated as of January 10, 2020 among SAExploration, Inc., ALASKAN Seismic Ventures, LLC. and TGS-NOPEC Geophysical Company ASA.

10.2*	Asset Purchase Agreement for the CRD Surveys, dated as of January 10, 2020 among SAExploration, Inc. and TGS-NOPEC Geophysical Company ASA.

10.3	Sellers Side Letter Agreement, dated as of January 10, 2020, between SAE Exploration, Inc. and ALASKAN Seismic Ventures, LLC.

10.4*	Amendment No. 6 to Third Amended and Restated Credit and Security Agreement, dated as of January 10, 2020 among SAExploration, Inc., SAExploration Holdings, Inc., the other loan parties party thereto and the lenders party thereto.

10.5*	Amendment No. 10 to the Term Loan and Security Agreement, dated as of January 10, 2020 among SAExploration Holdings, Inc., the other loan parties party thereto and the lenders party thereto.

10.6*	Second Supplemental Indenture, dated as of January 10, 2020 among SAExploration Holdings, Inc., the guarantors party thereto, Wilmington Savings Fund Society, FSB, as trustee and collateral trustee, and the holders party thereto.

10.7	Warrant Agreement Amendment, dated as of January 13, 2020 between SAExploration Holdings, Inc. and Continental Stock Transfer & Trust Company.

*

Certain schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAExploration Holdings, Inc.

Date: January 13, 2020	By:	/s/ Kevin Hubbard
	Name:	Kevin Hubbard
	Title:	Interim Chief Financial Officer

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